                                                                   Exhibit 10.23


                        THIRD LOAN MODIFICATION AGREEMENT

         This Third Loan Modification Agreement ("this Agreement") is made as of February 12, 1999 between Xionics Document Technologies, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank") (being the successor by merger to Fleet Bank of Massachusetts, N.A.). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

         1. Reference is made to: (i) that certain letter agreement dated September 27, 1995 among the Borrower, Xionics, Inc. ("Xionics") and Fleet Bank of Massachusetts, N.A., as amended by letter dated May 9, 1996, by Loan Modification Agreement dated as of August 21, 1996 and by Second Loan Modification Agreement dated as of December 31, 1997 (as so amended, the "Letter Agreement"), the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder and Xionics having been merged with and into the Borrower; (ii) that certain $4,000,000 face principal amount promissory note dated December 31, 1997 (the "1997 Revolving Note") made by the Borrower and payable to the order of the Bank; (iii) that certain $2,000,000 face principal amount promissory note dated December 31, 1997 (the "1997 Term Note") made by the Borrower and payable to the order of the Bank; (iv) that certain Inventory, Accounts Receivable and Intangibles Security Agreement dated September 27, 1995, as amended (as so amended, the "IAR Security Agreement") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (v) that certain Supplementary Security Agreement - Security Interest in Goods and Chattels dated September 27, 1995, as amended (as so amended, the "Supplementary Security Agreement") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (vi) that certain Notice of Security Interest in Trademarks dated September 27, 1995, as amended (as so amended, the "Trademark Notice") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (vii) that certain Collateral Assignment of License dated September 27, 1995, as amended (as so amended, the "Xionics License Assignment") relating to the "Xionics" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (viii) that certain Agreement and Consent to Collateral Assignment of License dated September 27, 1995, as amended (as so amended, the "Xionics Consent") relating to the "Xionics" name and mark given by Xionics Limited, an English corporation, to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (ix) that certain Notice of Collateral Assignment of License dated September 27, 1995, as amended (as so amended, the "Xionics License Notice") relating to the "Xionics" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (x) that certain Collateral Assignment of License dated September 27, 1995, as amended (as so amended, the "Phoenix License Assignment") relating to the "PhoenixPage" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (xi) that certain Agreement and Consent to Collateral Assignment of License dated September 21, 1995, as amended (as so amended, the "Phoenix Agreement") between Phoenix Technologies Ltd.("Phoenix") and Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (xii) that certain Notice of Collateral Assignment of License dated September 27, 1995, as amended (as so amended, the "Phoenix License Notice") relating to the "PhoenixPage" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (xiii) that certain Notice of Security Interest in Patents dated September 27, 1995, as amended (as so amended, the "Patent Notice") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder;
(xiv) that certain $5,000,000 face principal amount promissory note of even date herewith (the "1999 Revolving Note") made by the Borrower and payable to the order of the Bank; and (xv) that certain $1,000,000 face principal amount term note of even date herewith (the "1999 Term Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement, the IAR Security Agreement, the Supplementary Security Agreement, the Trademark Notice, the Xionics License Assignment, the Xionics Consent, the Xionics License Notice, the Phoenix License Assignment, the Phoenix Agreement, the Phoenix License Notice, the Patent Notice, the 1999 Revolving Note and the 1999 Term Note are hereinafter collectively referred to as the "Financing Documents". The aforesaid Loan Modification Agreement dated as of August 21, 1996 is hereinafter referred to as the "First Modification"; and the aforesaid Second Loan Modification Agreement dated as of December 31, 1997 is hereinafter referred to as the "Second Modification".

         2. The Letter Agreement is hereby amended, effective as of the date hereof:

         a. By deleting in its entirety clause (i) of Section 1.1 of the Letter Agreement (said clause having been amended by the Second Modification) and by substituting in its stead the following:

                "(i) that certain $5,000,000 face principal amount promissory note (the `Revolving Note') dated February 12, 1999 made by the Borrower and payable to the order of the Bank,"

As a result, all references in the Letter Agreement to a "Revolving Note" will be deemed to refer to the 1999 Revolving Note.

         b. By deleting in its entirety clause (ii) of Section 1.1 of the Letter Agreement (said clause having been amended by the Second Modification) and by substituting in its stead the following:

                "(ii) that certain $1,000,000 face principal amount promissory note (the `Term Note') dated February 12,1999 made by the Borrower and payable to the order of the Bank,"

As a result, all references in the Letter Agreement to a "Term Note" will be deemed to refer to the 1999 Term Note.


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         c.     By adding to Section 1.2 of the Letter Agreement, at the end of such Section, the following:

                "Overdue principal of any Revolving Loan and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the per annum rate otherwise payable under the Revolving Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Revolving Note or on the books of the Bank, at or following the time of making each Revolving Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Revolving Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Revolving Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Revolving Note."

         d. By deleting in their entireties Sections 1.4 and 1.5 of the Letter Agreement and by substituting in their stead the following:

                "1.4. TERM LOANS; TERM NOTE. In addition to the foregoing, the Bank may make one or more loans (the `Term Loans') to the Borrower in an aggregate principal amount up to $100,000. A
                Term Loan shall be made, no more than once per calendar quarter (except that more than one Term Loan may be made in any calendar quarter provided that any additional Term Loan in any one calendar quarter is in an amount of at least $100,000), in order to finance costs of Qualifying Equipment acquired by the Borrower within the 60 days preceding the request for such Term Loan (except that Term Loans made prior to March 10, 1999 may be used by the Borrower to reimburse the acquisition costs of Qualifying Equipment acquired at any time after October 1,
                1998), each such Term Loan to be in such amount as may be requested by the Borrower; provided that (i) no Term Loan will be made after the earlier of (A) March 31, 2000 or (B) the earlier termination of the within-described term loan facility pursuant to Section 5.2 or Section 6.7; (ii) the aggregate original principal amounts of all Term Loans will not exceed $1,000,000; and (iii) no Term Loan will be in an amount more than 80% of the invoiced actual costs of the items of Qualifying Equipment with respect to which such Term Loan is made (excluding taxes, shipping, installation charges, training fees



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                and other `soft costs' and excluding software except as
                expressly permitted by the next following sentence). The Borrower may include within `Qualifying Equipment' copies of software (not including `shrink-wrapped' software) purchased by the Borrower for use in connection with the equipment otherwise included in `Qualifying Equipment'; provided that the total amount of the Term Loans advanced for such software will never exceed 30% of the total principal amount of the Term Loans outstanding. Prior to the making of each Term Loan, and as a precondition thereto, the Borrower will provide the Bank with:
                (i) invoices supporting the costs of the relevant Qualifying Equipment; (ii) such evidence as the Bank may reasonably require showing that the Qualifying Equipment has been delivered to and installed at the Borrower's Burlington, MA premises, has become fully operational, has been paid for by the Borrower and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iii) Uniform Commercial Code financing statements, if needed, reflecting the relevant Qualifying Equipment with respect to which such Term Loan is being made; and (iv) evidence satisfactory to the Bank that the Qualifying Equipment is fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee. The Term Loans will be evidenced by the Term Note. Interest on the Term Loans shall be payable at the times and at the rate provided for in the Term Note. Overdue principal of any Term Loan and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the per annum rate otherwise payable under the Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Term Note or on the books of the Bank, at or following the time of making each Term Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Term Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Term Note.

                1.5. PRINCIPAL REPAYMENT OF TERM LOANS. The Borrower shall repay principal of the Term Loans in 35 equal consecutive monthly



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


                installments (each in an amount equal to 1/36th of the aggregate principal amount of the Term Loans outstanding at the close of business on March 31, 2000), such installments to commence April 1, 2000 and to continue thereafter on the first day of each month through and including February 1, 2003, PLUS a 36th and final payment due and payable on March 1, 2003 in an amount equal to all principal of the Term Loans then remaining outstanding and all interest accrued but unpaid thereon. The Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of any Term Loan; provided that each such principal prepayment shall be accompanied by payment of all interest on the sum so prepaid accrued but unpaid to the date of payment. Any partial prepayment of principal of the Term Loans will be applied to installments of principal of the Term Loans thereafter coming due in inverse order of normal maturity. Amounts repaid or prepaid with respect to the Term Loans are not available for reborrowing."

         e. By deleting from the first sentence of Section 1.7 of the Letter Agreement the amount "$4,000,000" (such amount having been inserted by the First Modification) and by substituting in its stead the following:

                "$5,000,000"

         f. By adding to Section 2.1 of the Letter Agreement, at the end of such Section, the following:

                "(n) The Borrower's IPS/2000 products generally do not have date and time dependent functions. To the extent that any ancillary functions contain date operators, 4-digit representations of year dates are used. It is therefore believed that the Borrower's ISP/2000 software will not encounter problems executing any of its functions at least until the year 9999. The Borrower has also reviewed certain critical software systems which it uses in its business operations (i.e., phone systems, etc.) for `Year 2000' compliance, and, based upon the information received by the Borrower to date, the Borrower believes that such software systems will continue to function in the manner intended, without material interruption of service or other difficulty resulting from the `Year 2000' problem. The Borrower is also in the process of contacting others of its critical customers, suppliers, financial institutions and development partners to determine if other operations and the products and services that they provide to the Borrower are `Year 2000' compliant. However, it should be noted that there could be undetected, unknown and/or unforeseen problems (including failure of systems, equipment, software, firmware and/or devices to operate properly with regard to dates in the year 2000 and after) in the Borrower's own IPS/2000 products and the software which the Borrower utilizes in its business operations, as well as that of its critical customers, suppliers, financial institutions and development partners. The Borrower will, at the request of the Bank, provide such reports and other information in its possession as the Bank may reasonably request in order to evidence such Year 2000 compliance."

         g. By deleting from clause (i) of Section 3.6 of the Letter Agreement the words "120 days" and by substituting in their stead the following:

                "90 days"

         h. By adding to clause (v) of Section 3.6 of the Letter Agreement, at the end of such clause, the following:

                "The Borrower will deliver to the Bank on an annual basis a `management letter' prepared by the Borrower's accountants (in whatever form same appears, including as a section of another report), with the management letter for the fiscal year ended June 30, 1998 to be delivered prior to February 16, 1999."

         i. By deleting their entireties Sections 3.7, 3.8, 3.9 and 3.10 of the Letter Agreement and by substituting in their stead the following:

                "3.7. DEBT TO WORTH. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with its results as at December 31, 1998) on a consolidated basis a Leverage Ratio of not more than 1.0 to 1. As used herein, `Leverage Ratio' means, as at any date when same is to be determined, the ratio of(x) the outstanding consolidated Senior Debt of the Borrower and its Subsidiaries to (y) the Borrower's consolidated Capital Base at such date.

                3.8. CAPITAL BASE. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with its results as at December 31, 1998) a consolidated Capital Base which shall not be less than the then-effective Capital Base Requirement. As used in this Section 3.8, the `Capital Base Requirement' will be deemed to have been $17,000,000 as at September 30, 1998; and as at the last day of each fiscal quarter thereafter (beginning with December 31, 1998) the Capital Base Requirement will be deemed to become an amount equal to the sum of: (i) that Capital Base Requirement which had been in effect on the last day of the immediately preceding fiscal quarter, PLUS (ii) 75% of the net proceeds of any equity securities sold by the Borrower during the fiscal quarter then ended and 75% of the net proceeds of any Subordinated Debt issued by the Borrower and/or any of its Subsidiaries during said fiscal quarter then ended (nothing contained herein being deemed to approve the issuance of any such Subordinated Debt), PLUS (iii) 75% of the consolidated quarterly Net Income of the Borrower and Subsidiaries for said fiscal quarter then ended (but without giving effect to any such quarterly Net Income which is less than zero as to any fiscal quarter).

                3.9. QUICK RATIO. The Borrower will maintain as at the end of each fiscal quarter (commencing with its results as at December 31, 1998) a Quick Ratio of not less than 1.75 to 1. As used in this Section 3.9, `Quick Ratio' means, as at any date when same is to be determined the ratio of (x) the Borrower's Net Quick Assets to (y) Current Liabilities of the Borrower and/or its Subsidiaries then outstanding.

                3.10. PROFITABILITY. The Borrower will achieve consolidated quarterly Net Income of at least $250,000 for its fiscal quarter ending March 31, 1999 and for each fiscal quarter thereafter. Without limitation of the foregoing, the Borrower will achieve consolidated annual Net Income of at least $1,000,000 for its fiscal year ending June 30, 1999 and will achieve consolidated annual Net Income of at least $2,000,000 for its fiscal year ending June 30, 2000 and for each fiscal year thereafter."

         j. By deleting from clause (i) of Section 5.1 of the Letter Agreement the amount "$150,000" and by substituting in its stead the following:

                "$300,000"

         k. By deleting the last sentence of Section 5.3 of the Letter Agreement and by substituting in its stead the following:

                "The Borrower hereby grants to the Bank a lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc. or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without further demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower, even though unmatured and regardless of the adequacy of any other collateral securing any of the Loans or other Obligations. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY LOAN OR OTHER OBLIGATION PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED."

         1.     By deleting the period at the end of the first sentence of
Section 6.3 of the Letter Agreement (as amended by the First Modification) and by substituting in its stead the following:

                "; and further provided that, notwithstanding the foregoing provisions of this sentence, commencing with the quarterly facility fee payment due April 1, 1999 the quarterly facility fee shall be $4,687.50 per calendar quarter (appropriately prorated for any partial calendar quarter) and the Borrower will also pay on February 12, 1999 the sum of $500, representing the prorated increased facility fee (resulting from the increase in maximum amount of revolving credit available) for the period February 12, 1999 - March 31,1999."

         m.     By changing the notice of address of the Borrower, pursuant to
Section 6.6 of the Letter Agreement, to the following:

                "Xionics Document Technologies, Inc.
                70 Blanchard Road
                Burlington, MA 01803
                Attention: Robert L. Lentz, Senior Vice President,
                             Finance and Administration"

         n. By changing the Bank's notice address, pursuant to Section 6.6 of the Letter Agreement, to:

                "Fleet National Bank
                High Technology Division
                One Federal Street
                Mail Code: MA OF D07A
                Boston, MA 02110
                Attention: Lucie Burke, Vice President"



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


         o. By inserting into Section 6.7 of the Letter Agreement, immediately after the fourth sentence of such Section, the following:

                "Without limitation of the foregoing generality,

                (i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of any Note) to any of the 12 Federal Reserve Banks organized under
                Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof by any party shall release the Bank from its obligations under any of the Loan Documents.

                (ii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a `Participant') participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, notwithstanding any such grant of a participation to a Participant the Bank shall remain fully responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants; provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality."

         p. By inserting into Article VI of the Letter Agreement, at the end of such Article, the following:

                "6.10. REPLACEMENT NOTES. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of the relevant Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount (as to any Note) and upon the same terms and conditions.

                6.11. USURY. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of any Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by any Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Notes, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of any Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limit of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes and not to the payment of interest. The provisions of this Section 6.11 shall control every other provision of this Agreement and of each Note.

                6.12. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, ANY NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE LOANS AS CONTEMPLATED HEREIN."

         q. By deleting from the definition of "Expiration Date" appearing in Section 7.1 of the Letter Agreement the date "December 1, 1998" (said date having been inserted by the Second Modification) and by substituting in its stead the following:

                "December 1, 1999"

As a result, from and after the date hereof, for the purposes of the Letter Agreement and the other Financing Documents, the "Expiration Date" will be deemed to be December 1, 1999.

         r. By deleting from the definition of "Maximum Revolving Amount" appearing in Section 7.1 of the Letter Agreement the amount "$4,000,000" (said amount having been inserted by the First Modification) and by substituting in its stead the following:

                "$5,000,000"



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


         s. By deleting from the definition of "Qualifying Equipment" appearing in Section 7.1 of the Letter Agreement the date "September 1, 1997" (such date having been inserted by the Second Modification) and by substituting in its stead the following:

                "October 1, 1998"

         t. By inserting into the definition of "Qualifying Equipment" appearing in Section 7.1 of the Letter Agreement, at the end of such definition, the following:

                "The Borrower may include within the `equipment' described in clauses (i)-(iii) above software (not including `shrink-wrapped' software) relating to the tangible items of equipment purchased with proceeds of the Term Loans; provided that the total cost of software financed by the Term Loans shall at no time exceed 30% of the outstanding principal amount of the Term Loans."

         3. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

         4. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1999 Revolving Note, in substitution for the 1997 Revolving Note. The 1999 Revolving
Note is a $5,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Revolving Note", from and after the date hereof same will be deemed to refer to the 1999 Revolving Note. Promptly after the Borrower has duly executed and delivered the 1999 Revolving Note and has given the Bank all opinions, certificates and other documentation reasonably requested by the Bank in connection therewith and has paid all interest then accrued under the 1997 Revolving Note, the Bank will mark the 1997 Revolving Note "cancelled" and will return same to the Borrower.

         5. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1999 Term Note, in substitution for the 1997 Term Note. The 1999 Term Note is a $1,000,000 promissory note of the Borrower, substantially in the form attached hereto as
Exhibit 2. Wherever in any of the Financing Documents, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Term Note", from and after the date hereof same will be deemed to refer to the 1999 Term Note. The Bank will, promptly after the execution and delivery of this Agreement, cancel the 1997 Term Note and return same to the Borrower.

         6. In consideration of the term loan facility to be represented by the 1999 Term Note, the Borrower is paying to the Bank, at the date of this Agreement, a facility fee of $5,000. This fee is non-refundable and is not to be reduced by, nor applied against, any interest, fees, charges or other amounts now or hereafter paid or payable by the Borrower under or in connection with the Letter Agreement and/or any promissory notes now or hereafter issued under the Letter Agreement.

         7. By its execution below, Xionics International Limited represents to the Bank that it has become the assignee of the "Xionics" name and mark, subject to the license to such name and mark theretofore given to the Borrower by Xionics Limited. Xionics Limited International confirms that such license to the Borrower remains in full force and effect and confirms the Bank's rights under the Xionics License Assignment. Xionics International Limited acknowledges and agrees that the Xionics Consent remains in full force and effect for the benefit of the Bank, and agrees to be bound thereby as effectively as if it has been an original party thereto.

         8. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

         a. The execution, delivery and performance of this Agreement, the 1999 Revolving Note and the 1999 Term Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party (except any such consents which have already been received) and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

         b. The Borrower has duly executed and delivered each of this Agreement, the 1999 Revolving Note and the 1999 Term Note.

         c. Each of this Agreement, the 1999 Revolving Note and the 1999 Term Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

         d. Giving effect to the amendments contained in this Agreement and except as heretofore disclosed to the Bank, the statements, representations and warranties made in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

         e. Giving effect to the amendments contained in this Agreement and except as heretofore disclosed to the Bank, the covenants and agreements of the Borrower contained in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement have been complied with on and as of the date hereof.

         f. Giving effect to the amendments contained in this Agreement and except as heretofore disclosed to the Bank, no event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

         g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the financial statements of the Borrower dated September 30, 1998, heretofore furnished to the Bank.

         9. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

         10. Nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

         Executed, as an instrument under seal, as of the day and year first above written.

                                             XIONICS DOCUMENT
                                             TECHNOLOGIES, INC.

                                             By:  /s/ Robert L. Lentz
                                                  ------------------------------
                                                  Name:  Robert L. Lentz
                                                  Title: Sr. VP/CFO

                                             XIONICS INTERNATIONAL LIMITED

                                             By:  /s/ Robert L. Lentz
                                                  ------------------------------
                                                  Name:  Robert L. Lentz
                                                  Title: Director

Accepted and agreed:
FLEET NATIONAL BANK

By:  /s/ Lucie Burke
     ------------------------------
     Name:  Lucie Burke
     Title: VP